UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 2, 2019

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 8, 2019, Accelerate Diagnostics, Inc. (the “Company”) issued a press release announcing its financial results of operations for the quarter ending June 30, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

In accordance with General Instruction B.2 for Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2019, the Company announced the appointment of John (Jack) Phillips as Chief Operating Officer of the Company. In accordance with Mr. Phillips’ offer letter (the “Offer Letter”), Mr. Phillips began serving as Chief Operating Officer of the Company on a part-time basis on August 6, 2019 and will serve as Chief Operating Officer of the Company on a full-time basis starting September 1, 2019. Unless terminated earlier in accordance with the terms of the Offer Letter, Mr. Phillips’ employment will continue until September 1, 2021 and will automatically renew for additional one-year periods unless either the Company or Mr. Phillips provides notice prior to the end of the then-current term.

Mr. Phillips, age 54, has served as President and Chief Executive Officer of Roche Diagnostics Corporation, a division of Roche Holding AG, a biotech company, since January 2010 and will continue through the end of August 2019. As President and Chief Executive Officer of Roche Diagnostics Corporation, Mr. Phillips was accountable for commercial operations, performance and strategy of approximately 4,200 employees in the United States and Canada. He also served as a member of Roche’s global Diagnostics Leadership Team. Prior to his role as President and Chief Executive Officer of Roche Diagnostics Corporation, Mr. Phillips held senior leadership roles at Ventana Medical Systems, a cancer diagnostic company and a member of the Roche Group, including Senior Vice President of Commercial Operations for North America and Japan from July 1999 to December 2009. Before joining Ventana Medical Systems, Mr. Phillips worked at Bayer Diagnostics and Motorola. Mr. Phillips holds a B.S. in marketing from Northern Kentucky University.

Pursuant to the terms of the Offer Letter, Mr. Phillips is entitled to receive, among other things, the following compensation and benefits:

•	an annual base salary of $495,000;

•	a signing bonus of $100,000, subject to the conditions set forth in the Offer Letter;

•	reimbursement of up to $200,000 of expenses incurred in connection with his relocation to the Tucson metropolitan area, subject to the conditions set forth in the Offer Letter;

•	on August 6, 2019, an initial grant of options to purchase 1,249,917 shares of the Company’s common stock under the Company’s 2012 Omnibus Equity Incentive Plan (the “Plan”) at an exercise price of $17.00 per share, with 40% of such options to vest on the second anniversary of the date of grant and the remaining 60% of such options to vest in 36 equal monthly installments thereafter, subject to such other terms and conditions set forth in the nonqualified stock option agreement entered into between the parties (the “Option Award Agreement”);

•	beginning January 1, 2020, eligibility to participate in the Company’s annual cash incentive program, with a target incentive bonus of 100% of his base salary and a maximum incentive bonus of 150% of his base salary;

•	beginning January 1, 2021, eligibility to receive stock options, performance shares and other awards under the Plan; provided that, for the 2021 calendar year, Mr. Phillips will receive an equity award grant equal to 400% of his then base salary and will consist of an award mix of 50% non-qualified stock options and 50% performance shares;

•	in the event of termination of full-time employment by the Company without Cause (as defined in the Offer Letter) or by Mr. Phillips with Good Reason (as defined in the Offer Letter) prior to a Change of Control (as defined in the Plan), a severance payment equal to the sum of: (i) 12 months of his then base salary and (ii) his average earned under the Company’s annual cash incentive program over the term of his employment, plus a pro-rated amount under the Company’s annual cash incentive program for the year in which termination occurs;

•	in the event of termination of full-time employment by the Company without Cause or by Mr. Phillips with Good Reason during the 12 month period following a Change of Control, a severance payment equal to the sum of: (i) 18 months of his then base salary and (ii) 18 times the monthly amount that is charged to COBRA qualified beneficiaries for the same medical coverage options elected by Mr. Phillips immediately prior to his last day of employment, plus a pro-rated amount under the Company’s annual cash incentive program for the year in which termination occurs; and

•	upon a Change of Control, Mr. Phillips’ options and other equity awards shall fully vest and become exercisable.

The payments due on termination of full-time employment by the Company without Cause or by Mr. Phillips with Good Reason are subject to the requirement that Mr. Phillips execute (and not revoke) a general release and waiver of any claims in connection with his employment and termination of employment with the Company and its affiliates. Pursuant to the Offer Letter, Mr. Phillips has also agreed to certain undertakings regarding non-solicitation and non-competition.

Additionally, the Company has agreed to offer Mr. Phillips the opportunity to purchase (in Mr. Phillips’ sole and absolute discretion) an aggregate of approximately $1,000,000 of shares of the Company’s common stock in an offering (the “Private Placement”) exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The price of the shares to be sold in the Private Placement will be in accordance with Nasdaq rules relating to the “market value” of the shares, which shall equal the consolidated closing bid price immediately preceding the time the Company enters into the related securities purchase agreement for the sale of the shares.

There are no arrangements or understandings between Mr. Phillips and any other person pursuant to which he was appointed to serve as an executive officer of the Company. There are also no family relationships between Mr. Phillips and any director or executive officer of the Company, and Mr. Phillips does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K other than the Private Placement transaction discussed above.

The foregoing description of the Offer Letter and the Option Award Agreement is not complete and is qualified in its entirety by reference to the full text of the Offer Letter and the Option Award Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference in their entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 2, 2019, the Board amended and restated the Company’s bylaws (the “Amended and Restated Bylaws”) to, among other things:

•	incorporate an advance notice provisions relating to certain timing and information requirements for stockholder nominations and proposals brought before a meeting of the stockholders by a stockholder of record;

•	clarify director nominee eligibility requirements and procedures for nomination;

•	add a Delaware forum selection provision for adjudication of certain disputes;

•	update the indemnification provisions to conform to the indemnification provisions in the Company’s charter; and

•	make certain other technical, procedural, conforming and clarifying changes in order to, among other things, reflect current market practices.

The foregoing summary does not constitute a complete summary of the changes included in the Amended and Restated Bylaws and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed herewith as Exhibit 3.1 and incorporated herein by reference in its entirety.

Item 8.01	Other Events.

On August 8, 2019, the Company issued a press release announcing Mr. Phillips’ hiring, which is filed herewith as Exhibit 99.2 and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

3.1	Amended and Restated Bylaws

10.1	Offer Letter between Accelerate Diagnostics, Inc. and John J. Phillips, dated August 6, 2019

10.2	Nonqualified Stock Option Agreement between Accelerate Diagnostics, Inc. and John J. Phillips, dated August 6, 2019

99.1	Press Release, dated August 8, 2019 (announcing financial results for the quarter ending June 30, 2019)

99.2	Press Release, dated August 8, 2019 (announcing the hiring of John J. Phillips)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)
Date: August 8, 2019
/s/ Steve Reichling
Steve Reichling
Chief Financial Officer